UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported):  October 17, 2013

 GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33491	75-2873882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 7th Ave, 39th Floor
New York, NY 10123
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (212) 974-3435

2251 Drusilla Lane, Suite B
Baton Rouge, Louisiana 70809
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective as of October 17, 2013, the Board of Directors (the “Board”) of Green Energy Management Services Holdings, Inc.’s (the “Company”) elected Thomas Spinelli as a director of the Company, effective immediately, and appointed Mr. Spinelli as the Company’s new Chairman of the Board.  In connection with Mr. Spinelli’s appointment, Ron Ulfers, Jr. resigned from his position as the Company’s Chairman of the Board, effective immediately, but will continue to serve on the Board.

Thomas Spinelli, 59. Since January 2009, Mr. Spinelli has been the Founder, CEO and President of North American Manufacturing Enterprises, Inc. (d/b/a MHT Lighting) (“MHT”), a company engaged in the sale and distribution of highly efficient lighting products.  MHT has constructed a 55,000 square foot facility for the U.S. manufacturing of energy efficient lighting products, including MHT’s patent pending energy management systems, in Staten Island, New York.  Prior to founding MHT, Mr. Spinelli headed two general contracting firms and three real estate development companies.  Mr. Spinelli has an extensive and diverse experience in various disciplines.  During his career, Mr. Spinelli built and sold a building supply and equipment rental company, which was subsequently sold to a subsidiary of Mellon Bank, and owned an accounting firm, where he was instrumental in assisting several of the firms’ clients to enter the public arena.  Mr. Spinelli started his career as a college instructor in the field of Business.  Mr. Spinelli holds a NYS License as a Certified Public Accountant and holds a MBA in Accounting and Taxation from Saint John’s University and completed an additional 90 graduate credits from Columbia University.

Consistent with the Company’s Board compensation policy, Mr. Spinelli will receive (i) a grant of $2,000 worth of restricted shares of the Company’s common stock in connection with his election as a director of the Company, and (ii) an annual grant of $2,000 worth of restricted shares of the Company’s common stock for his services to the Board.  In addition, the Board may award in the future to Mr. Spinelli such other cash and/or equity incentive compensation as it determines to be appropriate for the services that Mr. Spinelli is providing to the Board, including for his services as the Chairman of the Board.  As of the date of this Current Report, no other grant or award has been made to Mr. Spinelli in connection with his election.

Mr. Spinelli is the Founder, CEO and President of MHT.  The Company has a manufacturing relationship with MHT as one of the vendors that it contracts with for the services that the Company performs under its lighting retrofit and maintenance agreement to provide energy management lighting installation services and water management solutions related to Co-op City, the largest residential development in the United States, located in The Bronx, New York.  Since January 1, 2012, the Company has paid MHT approximately $207,500 relating to the work done by MHT under its agreement with the Company.

There is no arrangement or understanding between Mr. Spinelli and any other persons pursuant to which Mr. Spinelli was elected as a director of the Company.  There are no family relationships between Mr. Spinelli and any of the Company’s officers and directors.  Other than as set forth in this Current Report, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Spinelli has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

The Company has moved the location of its principal executive offices to 450 7th Ave, 39th Floor, New York, NY 10123 and the Company’s new telephone number is (212) 974-3435.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

Dated: October 23, 2013	By: /s/ John Tabacco
Name: John Tabacco
Title: President and Chief Executive Officer